Exhibit 99.1

INVESTOR CONTACT Christopher T. Lee 858-485-2523 office christopher.lee@teradata.com MEDIA CONTACT Jennifer Donahue 858-485-3029 office jennifer.donahue@teradata.com

Teradata Reports Third Quarter 2023 Financial Results
Continuing Its Cloud Momentum Driving Profitable Growth

•Public cloud ARR of $454 million, an increase of 63% as reported and 61% in constant currency from the prior year period(1)
•Total ARR of $1.524 billion, an increase of 11% as reported and 9% in constant currency from the prior year period(1)
•Third quarter recurring revenue of $360 million, an increase of 9% as reported and 10% in constant currency from the prior year period(1)
•Third quarter total revenue of $438 million, an increase of 5% as reported and 6% in constant currency from the prior year period(1)
•Third quarter GAAP diluted earnings per share of $0.12
•Third quarter Non-GAAP diluted earnings per share of $0.42(2)
•Third quarter cash from operations of $41 million and free cash flow of $36 million(3)
•Third quarter share repurchases of $141 million, resulting in a year-to-date return of free cash flow of 161%

SAN DIEGO – November 6, 2023 -- Teradata (NYSE: TDC) today announced its third quarter 2023 financial results.

“Our best-in-class cloud analytics and data platform for AI delivers harmonized data, trusted AI, and faster innovation for better decision-making,” said Steve McMillan, President and Chief Executive Officer of Teradata. “We are pleased with our financial results, execution across the organization, and with the innovations we’ve been able to deliver.”

“I am pleased by the company’s consistent execution, resulting in a solid set of financial results that were led by 63% growth in Cloud ARR and 10% growth in recurring revenue,” said Claire Bramley, Chief Financial Officer of Teradata. “With over $140 million of shares repurchased in the quarter, we remain steadfastly focused on capital allocation as a driver of sustained shareholder value.”

Third Quarter 2023 Financial Highlights Compared to Third Quarter 2022

•Public cloud ARR increased to $454 million from $279 million, an increase of 63% as reported and 61% in constant currency(1)

•Total ARR increased to $1.524 billion from $1.374 billion, an increase of 11% as reported and 9% in constant currency(1)
•Recurring revenue was $360 million versus $331 million, an increase of 9% as reported and 10% in constant currency(1)
•Total revenue was $438 million versus $417 million, an increase of 5% as reported and 6% in constant currency(1)
•Recurring revenue was 82% of total revenue in the third quarter, up from 79% in the prior year period
•GAAP gross margin was 59.1% versus 62.1%
•Non-GAAP gross margin was 60.3% versus 62.6%(2)
•GAAP operating income was $27 million versus $25 million
•Non-GAAP operating income was $63 million versus $54 million(2)
•GAAP diluted EPS was $0.12 versus $0.08 per share
•Non-GAAP diluted EPS was $0.42 versus $0.31(2)
•Cash flow from operations was $41 million compared to $34 million
•Free cash flow was $36 million compared to $31 million(3)

Outlook
For the fourth quarter of 2023:
•GAAP diluted EPS is expected to be in the range of ($0.10) to ($0.06)
•Non-GAAP diluted EPS is expected to be in the range of $0.50 to $0.54(2)

Teradata updates the following outlook for full year 2023:
•GAAP diluted EPS is now expected be in the range of $0.59 to $0.63 versus the range of $0.74 to $0.86 previously provided
•Non-GAAP diluted EPS is now expected to be in the range of $2.01 to $2.05 versus the range of $1.92 to $2.04 previously provided(2)

For the full year 2023, Teradata re-affirms the following outlook elements:
•Public cloud ARR growth of 53% to 57% year-over-year
•Total ARR growth of 6% to 8% year-over-year
•Recurring revenue growth of 4% to 7% year-over-year
•Total revenue growth of 1% to 4% year-over-year
•Cash flow from operations of $340 million to $380 million
•Free cash flow of $320 million to $360 million(3)

Earnings Conference Call
A conference call is scheduled for today at 2:00 p.m. PT to discuss the Company’s third quarter 2023 results and provide a business and financial update. Access to the conference call, as well as a replay of the conference call, is available on Teradata’s website at investor.teradata.com.

Supplemental Financial Information

Additional information regarding Teradata’s operating results is provided below as well as on Teradata’s website at investor.teradata.com.

1.The impact of currency is determined by calculating the prior-period results using the current-year monthly average currency rates. See the foreign currency fluctuation schedule, which is used to determine revenue on a constant currency (“CC”) basis, on the Investor Relations page of the Company’s website at investor.teradata.com

Revenue
(in millions)
	For the Three Months ended September 30
	2023	2022	% Change as Reported	% Change in CC
Recurring revenue	$360	$331	9%	10%
Perpetual software licenses, hardware and other	7	14	(50)%	(50)%
Consulting services	71	72	(1)%	(1)%
Total revenue	$438	$417	5%	6%

Americas	$264	$242	9%	11%
EMEA	113	105	8%	3%
APJ	61	70	(13)%	(8)%
Total revenue	$438	$417	5%	6%

Revenue
(in millions)
	For the Nine Months ended September 30
	2023	2022	% Change as Reported	% Change in CC
Recurring revenue	$1,120	$1,062	5%	8%
Perpetual software licenses, hardware and other	33	48	(31)%	(27)%
Consulting services	223	233	(4)%	(1)%
Total revenue	$1,376	$1,343	2%	5%

Americas	$824	$781	6%	7%
EMEA	348	337	3%	5%
APJ	204	225	(9)%	(4)%
Total revenue	$1,376	$1,343	2%	5%

	As of September 30
	2023	2022	% Change as Reported	% Change in CC
Annual recurring revenue*	$1,524	$1,374	11%	9%
Public cloud ARR**	$454	$279	63%	61%

The impact of currency on ARR is determined by calculating the prior period ending ARR using the current period end currency rates.

* Total annual recurring revenue (ARR) is defined as the annual value at a point in time of all recurring contracts, including subscription, cloud, software upgrade rights and maintenance. Total ARR does not include managed services and third-party software. The Company believes this is a useful metric to investors as it demonstrates progress toward achieving our strategic objectives as outlined in the Form 10-K and Form 10-Q.

** Public cloud ARR is defined as the annual value at a point in time of all contracts related to public cloud implementations of Teradata VantageCloud and does not include ARR related to private or managed cloud implementations. The Company believes this is a useful metric to investors as it demonstrates progress toward achieving our strategic objectives as outlined in the Form 10-K and Form 10-Q.

2.Teradata reports its results in accordance with GAAP. However, as described below, the Company believes that certain non-GAAP measures such as free cash flow, non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, and non-GAAP diluted earnings per share, all of which exclude certain items, and which may be reported on a constant currency basis, are useful for investors. Our non-GAAP measures are not meant to be considered in isolation to, as substitutes for, or superior to, results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. Each of our non-GAAP measures do not have a uniform definition under GAAP and therefore, Teradata’s definition may differ from other companies’ definitions of these measures.

The following tables reconcile Teradata’s actual and projected results and EPS under GAAP to the Company’s actual and projected non-GAAP results and EPS for the periods presented, which exclude certain specified items. Our management internally uses supplemental non-GAAP financial measures, such as gross profit, operating income, net income, and EPS, excluding certain items, to understand, manage and evaluate our business and support operating decisions on a regular basis. The Company believes such non-GAAP financial measures (1) provide useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations, (2) are useful for period-over-period comparisons of such operations and results, that may be more easily compared to peer companies and allow investors a view of the Company’s operating results excluding stock-based compensation expense and special items, (3) provide useful information to management and investors regarding present and future business trends, and (4) provide consistency and comparability with past reports and projections of future results.

	For the Three Months			For the Nine Months
(in millions, except per share data)	ended September 30			ended September 30
Gross Profit:	2023	2022	% Chg.	2023	2022	% Chg.
GAAP Gross Profit	$259	$259	—%	$837	$818	2%
% of Revenue	59.1%	62.1%		60.8%	60.9%

Excluding:
Stock-based compensation expense	4	3		12	12
Reorganization and transformation cost	1	(1)		1	6
Non-GAAP Gross Profit	$264	$261	1%	$850	$836	2%
% of Revenue	60.3%	62.6%		61.8%	62.2%

Operating Income
GAAP Operating Income	$27	$25	8%	$139	$107	30%
% of Revenue	6.2%	6%		10.1%	8%

Excluding:
Stock-based compensation expense	33	27		96	90
Reorganization and transformation cost	3	2		8	27
Non-GAAP Operating Income	$63	$54	17%	$243	$224	8%
% of Revenue	14.4%	12.9%		17.7%	16.7%

Net Income
GAAP Net Income	$12	$8	50%	$69	$40	73%
% of Revenue	2.7%	1.9%		5.0%	3%

Excluding:
Stock-based compensation expense	33	27		96	90
Reorganization and transformation cost	3	2		8	27
Income tax adjustments (i)	(5)	(5)		(18)	(19)
Non-GAAP Net Income	$43	$32	34%	$155	$138	12%
% of Revenue	9.8%	7.7%		11.3%	10.3%

	For the Three Months		For the Nine Months
	ended September 30		ended September 30		2023 Outlook
Earnings Per Share:	2023	2022	2023	2022	2023 Q4 Guidance	2023 FY Guidance
GAAP Earnings/(Loss) Per Share	$0.12	$0.08	$0.67	$0.38	($0.10 - $0.06)	$0.59 - $0.63
Excluding:
Stock-based compensation expense	0.32	0.26	0.93	0.85	0.32	1.25
Reorganization and transformation cost	0.03	0.02	0.08	0.25	0.18	0.24
Argentina Foreign Exchange Actions	—	—	—	—	0.12	0.12
Income tax adjustments(i)	(0.05)	(0.05)	(0.17)	(0.18)	(0.02)	(0.19)
Non-GAAP Diluted Earnings Per Share	$0.42	$0.31	$1.51	$1.30	$0.50 - $0.54	$2.01 - $2.05

i.Represents the income tax effect of the pre-tax adjustments to reconcile GAAP to Non-GAAP income based on the applicable jurisdictional statutory tax rate of the underlying item. Including the income tax effect assists investors in understanding the tax provision associated with those adjustments and the effective tax rate related to the underlying business and performance of the Company’s ongoing operations. As a result of these adjustments, the Company’s non-GAAP effective tax rate for the three months ended September 30, 2023 was 12.2% and September 30, 2022 was 17.9%. For the nine months ended the non-GAAP effective tax rate was 22.1% for 2023 and 24.2% for 2022.

3.As described below, the Company believes that free cash flow is a useful non-GAAP measure for investors. Free cash flow does not have a uniform definition under GAAP in the United States and therefore, Teradata's definition may differ from other companies' definitions of this measure. Teradata defines free cash flow as cash provided by/used in operating activities, less capital expenditures for property and equipment and additions to capitalized software. Teradata’s management uses free cash flow to assess the financial performance of the Company and believes it is useful for investors because it relates the operating cash flow of the Company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures which can be used for among other things, investments in the Company's existing businesses, strategic acquisitions, strengthening the Company’s balance sheet, repurchase of Company stock and repay the Company’s debt obligations. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other non-discretionary expenditures that are not deducted from the measure. This non-GAAP measure should not be considered as a substitute for, or superior to, cash flows from operating activities under GAAP.

	For the Three Months		For the Nine Months
(in millions)	ended September 30		ended September 30		Outlook
	2023	2022	2023	2022	2023
Cash provided by operating activities (GAAP)	$41	$34	$199	$290	$340 to $380
Less capital expenditures	(5)	(3)	(12)	(7)	(~20)
Free Cash Flow (non-GAAP measure)	$36	$31	$187	$283	$320 to $360

Note to Investors
This release contains forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements generally relate to opinions, beliefs, and projections of expected future financial and operating performance, business trends, liquidity, and market conditions, among other things. These forward-looking statements are based upon current expectations and assumptions and often can be identified by words such as “expect,” “strive,” “looking ahead,” “outlook,” “guidance,” “forecast,” “anticipate,” “continue,” “plan,” “estimate,” “believe,” “will,” “would,” “likely,” “intend,” “potential,” or similar expressions. Forward-looking statements in this release include our 2023 fourth quarter and full year financial guidance. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially, including those relating to: the global economic environment and business conditions in general, including inflation and/or recessionary conditions, the ability of our suppliers to meet their commitments to us, or the timing of purchases by our current and potential customers; the rapidly changing and intensely competitive nature of the information technology industry and the data analytics business; fluctuations in our operating, capital allocation, and cash flow results; our ability to execute and realize the anticipated benefits of our business transformation program or other restructuring and cost saving initiatives; risks inherent in operating in foreign countries, including sanctions, foreign currency fluctuations, and/or acts of war; risks associated with the ongoing and uncertain impact of the COVID-19 pandemic on our business, financial condition and operating results and on our customers and suppliers; risks associated with data privacy, cyberattacks and maintaining secure and effective products for our customers, as well as, internal information technology and control systems; the timely and successful development, production or acquisition, availability and/or market acceptance of new and existing products, product features and services; tax rates; turnover of our workforce and the ability to attract and retain skilled employees; protecting our intellectual property; availability and successful execution of new alliance and acquisition opportunities; subscription arrangements that may be cancelled or fail to be renewed; the impact on our business and financial reporting from changes in accounting rules; and other factors described from time to time in Teradata’s filings with the U.S. Securities and Exchange Commission, including its most recent annual report on Form 10-K, and subsequent quarterly reports on Forms 10-Q or current reports on Forms 8-K, as well as Teradata’s annual report to stockholders. Teradata does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About Teradata

At Teradata, we believe that people thrive when empowered with better information. We offer the most complete cloud analytics and data platform, including for AI. By delivering harmonized data and trusted AI/ML, we enable more confident decision-making, unlock faster innovation, and drive the impactful business results organizations need most.

See how at Teradata.com

# # #
The Teradata logo is a trademark, and Teradata is a registered trademark of Teradata Corporation and/or its affiliates in the U.S. and worldwide.

SCHEDULE A

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share amounts - unaudited)

	For the Period Ended September 30
	Three Months			Nine Months
	2023	2022	% Chg	2023	2022	% Chg
Revenue
Recurring	$360	$331	9%	$1,120	$1,062	5%
Perpetual software licenses, hardware and other	7	14	(50)%	33	48	(31)%
Consulting services	71	72	(1)%	223	233	(4)%
Total revenue	438	417	5%	1,376	1,343	2%
Gross profit
Recurring	255	239		810	769
% of Revenue	70.8%	72.2%		72.3%	72.4%
Perpetual software licenses, hardware and other	—	4		3	14
% of Revenue	—%	28.6%		9.1%	29.2%
Consulting services	4	16		24	35
% of Revenue	5.6%	22.2%		10.8%	15.0%
Total gross profit	259	259		837	818
% of Revenue	59.1%	62.1%		60.8%	60.9%

Selling, general and administrative expenses	156	155		476	475
Research and development expenses	76	79		222	236
Income from operations	27	25		139	107
% of Revenue	6.2%	6.0%		10.1%	8.0%

Other expense, net	(14)	(15)		(44)	(42)

Income before income taxes	13	10		95	65
% of Revenue	3.0%	2.4%		6.9%	4.8%

Income tax expense	1	2		26	25
% Tax rate	7.7%	20.0%		27.4%	38.5%

Net income (loss)	$12	$8		$69	$40
% of Revenue	2.7%	1.9%		5.0%	3.0%

Net income per common share
Basic	$0.12	$0.08		$0.69	$0.39
Diluted	$0.12	$0.08		$0.67	$0.38

Weighted average common shares outstanding
Basic	99.2	102.7		100.5	103.7
Diluted	102.0	104.7		102.8	106.4

SCHEDULE B

TERADATA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions - unaudited)

	September 30, 2023	December 31, 2022	September 30, 2022
Assets
Current assets
Cash and cash equivalents	$348	$569	$506
Accounts receivable, net	286	364	253
Inventories	8	8	13
Other current assets	96	87	83
Total current assets	738	1,028	855
Property and equipment, net	249	244	234
Right of use assets- operating lease, net	10	13	15
Goodwill	396	390	385
Capitalized contract costs, net	72	92	88
Deferred income taxes	200	213	192
Other assets	75	42	49
Total assets	$1,740	$2,022	$1,818

Liabilities and stockholders' equity
Current liabilities
Current portion of long-term debt	$12	$—	$—
Current portion of finance lease liability	69	67	66
Current portion of operating lease liability	6	8	8
Accounts payable	106	94	79
Payroll and benefits liabilities	120	137	110
Deferred revenue	477	589	462
Other current liabilities	95	112	78
Total current liabilities	885	1,007	803
Long-term debt	486	498	498
Finance lease liability	70	54	45
Operating lease liability	7	10	11
Pension and other postemployment plan liabilities	91	101	127
Long-term deferred revenue	16	8	14
Deferred tax liabilities	6	7	6
Other liabilities	57	79	79
Total liabilities	1,618	1,764	1,583
Stockholders' equity
Common stock	1	1	1
Paid-in capital	2,044	1,941	1,908
Accumulated deficit	(1,797)	(1,565)	(1,519)
Accumulated other comprehensive loss	(126)	(119)	(155)
Total stockholders' equity	122	258	235
Total liabilities and stockholders' equity	$1,740	$2,022	$1,818

SCHEDULE C

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions - unaudited)

	For the Period Ended September 30
	Three Months		Nine Months
	2023	2022	2023	2022
Operating activities
Net income	$12	$8	$69	$40
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	27	28	86	101
Stock-based compensation expense	33	27	96	90
Deferred income taxes	(1)	(9)	1	(7)
Changes in assets and liabilities:
Receivables	(21)	13	78	83
Inventories	1	4	—	13
Current payables and accrued expenses	21	4	(9)	(22)
Deferred revenue	(40)	(65)	(104)	(103)
Other assets and liabilities	9	24	(18)	95
Net cash provided by operating activities	41	34	199	290
Investing activities
Expenditures for property and equipment	(5)	(3)	(11)	(6)
Additions to capitalized software	—	—	(1)	(1)
Business acquisitions and other investing activities	(16)	—	(16)	—
Net cash used in investing activities	(21)	(3)	(28)	(7)
Financing activities
Repurchases of common stock	(147)	(29)	(301)	(346)
Proceeds from long-term borrowings	—	—	—	500
Repayments of long-term borrowings	—	—	—	(413)
Payments of finance leases	(21)	(22)	(62)	(67)
Other financing activities, net	7	5	6	6
Net cash used in financing activities	(161)	(46)	(357)	(320)
Effect of exchange rate changes on cash and cash equivalents	(16)	(24)	(36)	(49)
Decrease in cash, cash equivalents and restricted cash	(157)	(39)	(222)	(86)
Cash, cash equivalents and restricted cash at beginning of period	506	548	571	595
Cash, cash equivalents and restricted cash at end of period	$349	$509	$349	$509

Supplemental cash flow disclosure:
Non-Cash investing and financing activities:
Assets acquired by finance leases	$21	$13	$80	$47
Assets acquired by operating leases	$2	$2	$6	$3

SCHEDULE D

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions - unaudited)

	For the Three Months Ended September 30				For the Nine Months Ended September 30
	2023	2022	% Change As Reported	% Change Constant Currency(2)	2023	2022	% Change As Reported	% Change Constant Currency(2)
Segment Revenue
Americas	$264	$242	9%	11%	$824	$781	6%	7%
EMEA	113	105	8%	3%	348	337	3%	5%
APJ	61	70	(13)%	(8)%	204	225	(9)%	(4)%
Total segment revenue	438	417	5%	6%	1,376	1,343	2%	5%

Segment gross profit
Americas	164	151			521	493
% of Revenue	62.1%	62.4%			63.2%	63.1%
EMEA	67	66			214	207
% of Revenue	59.3%	62.9%			61.5%	61.4%
APJ	33	44			115	136
% of Revenue	54.1%	62.9%			56.4%	60.4%
Total segment gross profit	264	261			850	836
% of Revenue	60.3%	62.6%			61.8%	62.2%

Reconciling items(1)	(5)	(2)			(13)	(18)
Total gross profit	$259	$259			$837	$818
% of Revenue	59.1%	62.1%			60.8%	60.9%

(1) Reconciling items include stock-based compensation, amortization of acquisition-related intangible assets and acquisition, integration and reorganization-related items.
(2) The impact of currency is determined by calculating the prior period results using the current-year monthly average currency rates.